UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): January 21, 2010

Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)
(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

As of January 21, 2010, Repros Therapeutics Inc. (the “Company”) has agreed to issue, in the aggregate since the date of filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, more than 1% of its outstanding shares of common stock, par value $0.001 (“Common Stock”).  Between November 30, 2009 and January 21, 2010, the Company entered into settlement agreements and mutual releases (the “Settlement Agreements”) with certain of its creditors (the “Creditors”), pursuant to which the Company issued an aggregate of 281,407 shares (the “Settlement Shares”) of Common Stock and paid an aggregate of $87,672 in cash as payment in full for its then-outstanding liabilities to such Creditors.  The total amount of debt paid by the Company pursuant to the Settlement Agreements was $351,905.  The Settlement Shares were sold by the Company pursuant to Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Exchange Act of 1933, as amended.  Pursuant to the Settlement Agreements, the Company agreed to use its best efforts to prepare and file a registration statement to register the Settlement Shares as soon as possible following the date of each Settlement Agreement, to use its best efforts to have such registration statement declared effective as soon as possible and to maintain such registration statement until all such Settlement Shares registered thereunder to the Creditors have been sold or for a period of one year, whichever comes first.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: January 26, 2010
	By:	/s/ Joseph S. Podolski
Joseph S. Podolski
President and Chief Executive Officer